EXHIBIT 3.01


                          AMENDED AND RESTATED BY-LAWS

                                      -of-

                           COLONIAL COMMERCIAL CORP.
         (a New York corporation hereinafter called the "Corporation")
                            Effective June 13, 2006

                                   ARTICLE I
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                                    Offices
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     Section  1.01.  Office.  The office of the  Corporation shall be located at
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such  address  within or without the State of New York as the Board of Directors shall  fix.

                                   ARTICLE II
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                                  Shareholders
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     Section  2.01.  Annual Meeting.  The Annual Meeting of shareholders for the
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election  of  Directors  and  the transaction of such other business as may come before it shall be held on such date and at such place within or without the State of New York, as shall be fixed by the Board of Directors. Shareholders will be provided with at least ten days prior written notice of the Annual Meeting.

     Section  2.02. Special Meetings.  Special Meetings of the shareholders, for
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any  purpose  or  purposes, may be called by the Chairman or the Chief Executive
Officer  or  by  resolution  of  the  Board  of  Directors.

     Section  2.03.  Quorum. The holders of a majority of the shares entitled to
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vote  thereat  shall  constitute  a  quorum at a meeting of shareholders for the transaction  of  any  business.

     Section 2.04. Ballots.  The vote upon any question before any shareholders'
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meeting  need  not  be  by  ballot.

     Section  2.05.  Election  of  Directors.  Directors  shall  be  elected  by
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plurality  vote  of  the  shareholders.

                                  ARTICLE III
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                                   Directors
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     Section  3.01.  Number  of  Directors.  The number of Directors which shall
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constitute the entire Board shall initially be seven, and shall thereafter be as fixed  from  time  to  time  by  the  Board  of  Directors.


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     Section  3.02.  Term. Each Director shall hold office until the next Annual
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Meeting  of  shareholders  or  until his successor is elected and has qualified.

     Section  3.03.  Resignations. Any Director of the Corporation may resign at
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any time by giving written notice to the Board of Directors, the Chairman or the
Secretary  of  the  Corporation.

     Section 3.04. Removal of Directors.  Except as expressly provided otherwise
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by  law,  any  or all of the Directors may be removed at any time as provided in the  Restated  Certificate  of  Incorporation,  as  amended  from  time to time.

     Section  3.05. Vacancies and newly Created Directorships.  If the office of
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any  Director  or  Directors  becomes  vacant  for  any reason, the Directors in office, although less than a quorum, may by majority vote choose a successor or successors, who shall hold office for the unexpired term in respect of which vacancy or vacancies occurred or until the next election of Directors; or any such vacancy may be filled by the shareholders at any meeting thereof. Newly created directorships resulting from an increase in the number of Directors shall be filled in the same manner as vacancies as aforesaid.

     Section  3.06.  Quorum  of  Directors;  Action  by  Directors.
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   (i)  Except  as expressly provided otherwise by law, at all meetings  of  the
        Board of Directors, a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business.

   (ii) Whenever under the Certificate of Incorporation, these By-laws or by law, any action requires the affirmative vote of the Directors, such action shall require a quorum of the Directors, and such action shall be taken by the affirmative vote of a majority of the Directors present and voting.

     Section  3.07. Regular Meetings. Regular meetings of the Board of Directors
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may  be  held  at such time and place as shall from time to time be fixed by the
Board  of  Directors  and  no  notice  thereof  shall  be  necessary.

     Section 3.08. Special Meetings.  Special Meetings of the Board of Directors
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shall  be  held  upon  notice to the Directors by the Chairman of the Board, the
Chief Executive Officer or the Secretary, or by resolution of the Board or by waiver of notice. Unless waived, notice of each Special Meeting of the Directors, stating the time and place of the meeting, shall be given to each Director by letter, by e-mail or fax or by personal communication either over the telephone or otherwise, in each such case at least 24 hours prior to the meeting.

     Section 3.09. Committees.  The Board of Directors, by resolution adopted by
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a majority of the entire Board, may designate from among its members one or more committees to have such powers as are conferred on such committees by the Board of Directors.


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     Section  3.10.  Unanimous  Written  Consent  in Place of Meeting. An action
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required  or  permitted to be taken by the Board or any committee thereof may be taken without a meeting if all the members of the Board or committee consent in writing to the adoption of a resolution authorizing the action.

     Section  3.11.  Meetings  by  Conference  Telephone  or Similar Device. Any
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meeting  of  the  Board  or  a  committee thereof may be conducted by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV
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                                    Officers
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     Section  4.01.  Executive  Officers.  The  executive  officers  of  the
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Corporation  shall  be  a  Chairman of the Board of Directors, a Chief Executive
Officer,  a  President,  a  Secretary,  a  Treasurer,  and  such  number of Vice
Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers, if any, as the Board of Directors may from time to time determine. Any officer may, but no officer need, be chosen from among the Board of Directors, except that the Chairman of the Board of Directors shall be a member of the Board of Directors.

     Section 4.02. Chairman of the Board of Directors. The Chairman of the Board
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of  Directors  shall  preside over all meetings of the Board of Directors of the
Corporation, shall preside at all meetings of the shareholders, and shall perform such other and further duties as may be assigned to him from time to time by the Board of Directors.

     Section  4.03.  Chief Executive Officer.  The Chief Executive Officer shall
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have  all  powers  customarily  appertaining  to his office; he shall manage the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject to the right of the Board of Directors to delegate any specific powers to any other officer or officers of the Corporation.

     Section  4.04.  President.  The President shall have all powers customarily
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appertaining  to his office, and shall perform such other duties as the Board of
Directors  may  from  time  to  time  prescribe.

     Section  4.05. Vice President.  Any Vice President of the Corporation shall
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have  the  powers  which  customarily appertain to his office, and shall perform such other duties as the Board of Directors may from time to time prescribe. The Vice Presidents, if there be more than one Vice President, shall have such seniority as may be prescribed by the Board of Directors.


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     Section  4.06.  Secretary.  The  Secretary  shall  have  the  duties  which
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customarily  appertain  to  his  office.

     Section  4.07.  Treasurer.  The  Treasurer  shall  have  the  duties  which
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customarily  appertain  to  his  office.

                                   ARTICLE V
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                      Capital Shares and Other Securities
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     Section  5.01. Form of Certificate.  The shares of the Corporation shall be
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represented  by certificates in such form as shall be determined by the Board of
Directors.

                                   ARTICLE VI
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                                 Miscellaneous
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     Section  6.01.  Seal.  The  corporate seal shall have inscribed thereon the
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name  of the Corporation, the year of its incorporation and the words "Corporate
Seal,  New  York."

     Section  6.02.  Fiscal  Year.  The  fiscal year of the Corporation shall be
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fixed  from  time  to  time  by  resolution  of  the  Board  of  Directors.

     Section  6.03. Entire Board. As used in these By-Laws, "Entire Board" means
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the  total number of Directors which the Corporation would have if there were no vacancies.

     Section  6.04.  Section Headings. The headings of the Articles and Sections
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of these By-Laws are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

                                  ARTICLE VII
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                                 Miscellaneous
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     Section  7.01.  Amendment.  These By-Laws, as now in effect or as hereafter
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amended  from  time  to  time,  may be amended or repealed and new or additional
By-Laws may be adopted by the Board of Directors, or by vote of the shareholders entitled to vote in the election of Directors.